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                               HICKOK INCORPORATED



          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                               Year Ended September 30
                                                               ---------------------------------------------------
                                                                  2000                 1999                1998
                                                               ----------           ----------          ----------
PRIMARY
-------
Average shares outstanding                                      1,204,276            1,199,416           1,196,602

Net effect of dilutive stock
  options- based on the treasury stock
  method using average market price                                    -- **                -- **           18,073
                                                               ----------           ----------          ----------

             Total Shares                                       1,204,276            1,199,416           1,214,675
                                                               ==========           ==========          ==========

Net Income (Loss)                                              $ (410,604)          $ (268,171)         $1,034,400
                                                               ==========           ==========          ==========

Net Income (Loss) per Share                                    $     (.34)          $     (.22)         $      .85
                                                               ==========           ==========          ==========


FULLY DILUTED
-------------
Average shares outstanding                                      1,204,276            1,199,416           1,196,602

Net effect of dilutive stock
  options- based on the treasury stock
  method using year-end market price
  if higher than average market price                                  -- **                -- **           18,073*
                                                               ----------           ----------          ----------

             Total Shares                                       1,204,276            1,199,416           1,214,675
                                                               ==========           ==========          ==========

Net Income (Loss)                                              $ (410,604)          $ (268,171)         $1,034,400
                                                               ==========           ==========          ==========

Net Income (Loss) Per Share                                    $     (.34)          $     (.22)         $      .85
                                                               ==========           ==========          ==========


* Year-end market price is less than average market price, use same as primary shares.
**   Net effect of stock options was antidilutive for the period.